UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 27, 2009
I2 TELECOM INTERNATIONAL, INC.
(Exact name of Company as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code:	(404)567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 27, 2009, we filed a Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Washington, designating 10,000 shares of Preferred Stock Series F, no par value (the “Series F Preferred Shares”).

Each share of the Series F Preferred Shares is convertible at the option of the holder into shares of our Common Stock, no par value. The number of shares of Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.07, subject to adjustment as provided in the Certificate of Designations. In addition, each share of Series F Preferred Shares will automatically convert (i) if certain milestones provided in the Certificate of Designations are met, (ii) if such share is outstanding on the third anniversary of the date that Series F Preferred Shares are first issued or (iii) if the holders of more than fifty percent of the outstanding Series F Preferred Shares so consent. Holders of Series F Preferred Shares have no voting rights, except as required by law or as specifically provided in the Certificate of Designations. The holders of Series F Preferred Shares are entitled to elect one director to the Board of Directors.

The Company has the option to redeem all or a portion of the outstanding Series F Preferred Shares at $2,000 per share. Holders of Series F Preferred Shares also have the option to require the Company to redeem their Series F Preferred Shares if the Company fails to pay required dividends to such holders or breaches any material representation, warranty or covenant contained in the Certificate of Designations or in any subscription agreement pursuant to which any Series F Preferred Shares are issued, and such failure is not cured.

The foregoing description of the Series F Preferred Shares is qualified in its entirety by reference to the Certificate of Designations, dated April 24, 2009, filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exh. No.	Description
4.1	Certificate of Designations of Rights and Preferences of Series F Convertible Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Company)

Date	April __, 2009
By:
Name		Paul Arena
Title:		Chief Financial Officer and Principal Financial Officer

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